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                               State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                           ---------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ZEPPELIN SOFTWARE, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF OCTOBER, A.D. 1998, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

                                            /s/ Edward J. Freel
                                  [SEAL]    -----------------------------------
                                            Edward J. Freel, Secretary of State

                                                         Authentication: 9336722
                                                                   Date: 10-2-98

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  STATE OF DELAWARE
  SECRETARY OF STATE           CERTIFICATE OF INCORPORATION
DIVISION OF CORPORATIONS                    OF
FILED 09:00 AM 10/02/1998        ZEPPELIN SOFTWARE, INC.
  981383634 - 2951513

     The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify the following:

First:    The name of the corporation is Zeppelin Software, Inc.
-----

Second:   The registered agent and the registered office of the corporation is
------    as follows:

                 Nationwide Information Services, Inc.
                 16 North Street, Dover, Kent County, DE 19901

Third:    The purpose of the corporation is to engage in any lawful act or
----- activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth:   The total number of shares of stock which the corporation shall have
------ authority to issue is 100,000,000, of which 95,000,000 shares shall be Common Stock. $0.001 par value, and 5,000,000 of which shall be Preferred Stock, $0.001 par value, which shall be subject to the provisions of Paragraph Fifth.

Fifth:    The Board of Directors is authorized, subject to limitations
----- prescribed by law and the provisions of Paragraph Fourth, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Sixth:    The name and address of the incorporator is as follows:
-----
                 Stanley Moskowitz
                 Moskowitz Altman & Hughes, LLP
                 11 East 44th Street, Suite 504
                 New York, NY 10017

Seventh:  The directors of the corporation shall have the power to make and to
------- alter or amend the By-laws of the corporation; to fix the amount to be reserved as working capital; and to authorize and cause to be executed mortgages and liens without limit as to the amount upon the property and franchise of the corporation.

Eighth:   No director shall be personally liable to the corporation or its
------ stockholders for monetary damages for breach of fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of any director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, the incorporator has executed this certificate this 2nd day of October, 1998, and affirms under the penalties of perjury that the statements contained herein are true and correct.

                                            /s/ Stanley Moskowitz
                                            ------------------------------------
                                            Stanley Moskowitz, Incorporator